                                                                July 11, 1996



J.P. MORGAN REPORTS 1996 SECOND QUARTER RESULTS

J.P. Morgan & Co. Incorporated reported net income of $440 million in the second quarter of 1996, 40% higher than in the second quarter of 1995. Earnings per share for the quarter were $2.14 versus $1.56 a year ago.

Net income for the first six months of 1996 totaled $879 million, up 54% from $570 million a year earlier. Earnings per share in the first six months were $4.28 versus $2.83 a year ago. Six-month earnings in 1995 included a first quarter charge of $55 million ($33 million after tax), or $0.17 per share, related primarily to severance.

"The global expansion of our business with clients generated strong, diversified earnings growth in the first half of the year," said Douglas A. Warner III, chairman. "We have made it a priority to earn an increasing share of our clients' business, and that drive is producing results across the range of J.P. Morgan's market-making, investment banking, and investment management activities."

     SECOND QUARTER RESULTS AT A GLANCE                                                                 First
                                                               Second quarter                         quarter
          In millions of dollars, except per share data        1996                 1995                 1996
          ----------------------------------------------------------------------------------------------------
          Revenues                                           $ 1,761             $ 1,449              $ 1,740
          Operating expenses                                  (1,104)               (984)              (1,085)
          Income taxes                                          (217)               (150)                (216)
          ----------------------------------------------------------------------------------------------------
          Net income                                         $   440             $   315              $   439
          Net income per share                                 $2.14               $1.56                $2.13
          ----------------------------------------------------------------------------------------------------
          Dividends declared per share                         $0.81               $0.75                $0.81

     REVENUES rose 22% in the second quarter from a year ago.

          - Trading revenue more than doubled to $697 million as client activity remained strong. Combined trading and related net interest revenue rose to $739 million from $333 million.

          -    Investment banking revenue rose 79% to $210 million.

          - Investment management fees grew 25%. Operational service and credit-related fees were lower as a result of the sale of the firm's custody business in late 1995.

          -    Net interest revenue declined 22% to $397 million.

     OPERATING EXPENSES were up 12% from a year ago, as incentive compensation accruals for the second quarter increased in line with higher earnings.

     IN OTHER DEVELOPMENTS, Morgan announced in May an agreement in principle to form a strategic alliance to manage activities that represent about a third of the firm's $1 billion of annual technology expenditures. Morgan expects to achieve aggregate savings of about 15% on projected technology costs over the seven-year life of the agreement.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements.






- --------------------------------------------------------------------------------
Press contact:                   William McBride                  212/648-9537
Investor contact:                Ann B. Patton                    212/648-9446

REVENUES

Revenues totaled $1.761 billion in the second quarter of 1996, up 22% from $1.449 billion a year earlier.

NET INTEREST REVENUE, the aggregate of interest revenue and expense generated by the firm's asset and liability management, credit-related, and trading activities, declined 22% to $397 million from the second quarter of 1995. Asset and liability management was the principal factor in the decline as higher-yielding positions continued to mature.

TRADING REVENUE rose to $697 million in the second quarter from $305 million a year earlier. First-half trading revenue also more than doubled from the first six months of 1995. Revenues in both developed and emerging markets were strong and diversified across nearly all the firm's trading products. Reported trading revenue does not include net interest revenue associated with trading activities, which was $42 million in the second quarter of 1996 and $28 million a year ago.

Combined trading and related net interest revenue rose to $739 million from $333 million a year earlier. (For details, see the table of combined trading and related net interest revenue by principal product groupings on page 10.) Combined revenue from fixed income rose to $385 million in the second quarter from $152 million in the year-earlier quarter, driven by continued client demand for swaps and for government and corporate securities. Combined revenue from equities more than doubled to $115 million from $56 million a year earlier, reflecting strong demand for equity derivative products. Foreign exchange combined revenue totaled $114 million versus $65 million in the second quarter of 1995. Commodities trading, which posted combined revenue of $11 million in the second quarter a year ago, broke even on a combined revenue basis in the period just ended. Combined revenue from the firm's proprietary trading unit more than doubled to $125 million from $49 million in the second quarter of 1995, due to favorable positioning, primarily in the United States and Europe.

INVESTMENT BANKING REVENUE increased 79% to $210 million in the second quarter. Underwriting revenue grew to $111 million from $41 million a year ago, as Morgan raised more debt and equity capital for a broad range of clients. Advisory fees in the second quarter rose to $99 million from $76 million a year earlier.

For the first half of 1996, J.P. Morgan ranked as the sixth largest underwriter of U.S. debt and equity issues, according to Securities Data Co. In advisory activities, Securities Data Co. ranked J.P. Morgan seventh in completed mergers and acquisitions worldwide and fourth in pending transactions in the first half.

CREDIT-RELATED FEES were $38 million in the second quarter, 7% lower than in the second quarter of 1995 because of the sale of the custody business.

INVESTMENT MANAGEMENT FEES advanced 25% to $172 million from a year ago, as assets under management rose, primarily from net new business. Assets under management at June 30, 1996, were approximately $190 billion.

OPERATIONAL SERVICE FEES in the second quarter totaled $104 million, 26% lower than in the second quarter of 1995. Excluding revenues associated with the custody business, which was sold in 1995, operational service fees for the second quarter rose 5% on increased brokerage commissions.

NET INVESTMENT SECURITIES LOSSES were $51 million in the second quarter, versus net gains of $33 million in the second quarter of 1995. The losses in the second quarter of 1996 resulted primarily from the sale of government agency securities to realign the risk profile of the portfolio.

OTHER REVENUE was $194 million in the second quarter, compared with $167 million in the 1995 second quarter. The 1996 second quarter reflected net equity investment securities gains of $118 million, compared with $132 million in the same quarter of 1995.

OPERATING EXPENSES

Operating expenses were $1.104 billion in the second quarter of 1996, up 12% from a year earlier, primarily reflecting higher incentive compensation accruals in line with higher earnings. Excluding the 1995 expenses associated with the custody business, operating expenses were up 18%. Expenses other than employee compensation and benefits increased due to higher levels of business activity.

As previously reported, the firm has agreed in principle to form a strategic alliance to manage parts of the firm's global technology infrastructure. Morgan expects to achieve aggregate savings of approximately 15% on projected technology costs over the life of the agreement, after an estimated $100 million transition expense. The transition expense is expected to be recorded in the 1996 third quarter upon completion of a final agreement. With the establishment of the alliance, some costs previously included in employee compensation and benefits will be reflected in technology and communications expenses.

At June 30, 1996, staff totaled 15,391 employees compared with 16,267 employees at June 30, 1995.

Income tax expense of $217 million in the second quarter was based on an effective tax rate of 33% versus 32% in the second quarter of 1995.

ASSETS

Total assets were $199 billion at June 30, 1996, compared with $205 billion at March 31, 1996. Nonperforming assets decreased by $22 million to $134 million during the second quarter as assets newly classified as nonperforming were more than offset by repayments and loan sales. No provision for credit losses was deemed necessary in the 1996 second quarter. The allowance for credit losses was $1.125 billion at June 30, 1996. (For details, see asset quality tables on page 11.)

CAPITAL

At June 30, 1996, J.P. Morgan's estimated Tier 1 and total risk-based capital ratios were 8.0% and 11.7%, respectively, compared with Tier 1 and total risk-based capital ratios of 8.3% and 12.2%, respectively, at March 31, 1996. The June 30, 1996, leverage ratio was 6.2%, unchanged from March 31, 1996.

At June 30, 1996, stockholders' equity included approximately $367 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $202 million. Net unrealized appreciation was $470 million at March 31, 1996. The unrealized appreciation on debt investment securities was $226 million and $331 million at June 30, 1996, and March 31, 1996, respectively. The unrealized appreciation on marketable equity investment securities was $343 million and $429 million at June 30, 1996, and March 31, 1996, respectively.

                                #      #      #

J.P. Morgan is a global banking firm that serves clients with complex financial needs through an integrated range of advisory, financing, trading, investment, and related capabilities.

Attached are the financial summary, the financial statements, the combined trading and related net interest revenue table, and the asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet (http://www.jpmorgan.com).

FINANCIAL SUMMARY
J.P. Morgan & Co. Incorporated

Dollars in millions, except per share data

                                                 Second Quarter             First            Six Months
                                           ---------------------------     Quarter     ----------------------------
                                               1996          1995           1996          1996          1995
                                           -------------------------------------------------------------------------
Net income                                         $440          $315          $439           $879          $570

PER COMMON SHARE
Net income (a)                                   $ 2.14        $ 1.56        $ 2.13          $4.28         $2.83
Dividends declared                                 0.81          0.75          0.81           1.62          1.50
Book value (b)                                    52.40         48.14         51.57
- --------------------------------------------------------------------------------------------------------------------

Weighted-average number of common and
   common equivalent shares outstanding     202,063,927   198,241,301   202,133,593    202,048,817   197,724,069
- --------------------------------------------------------------------------------------------------------------------

Dividends declared on common stock                 $151          $141          $152           $303          $282
Dividends declared on preferred stock                 8             6             8             16            12

SELECTED RATIOS
Annualized rate of return on average
   common stockholders' equity (c)                 17.1 %        13.4 %        17.2 %         17.1 %        12.3 %
As % of period-end total assets:
   Common equity                                    5.2           5.6           5.0
   Total equity                                     5.5           5.9           5.3

Regulatory capital ratios (d)
   Tier 1 risk-based capital ratio                  8.0           8.7           8.3
   Total risk-based capital ratio                  11.7          12.8          12.2
   Leverage ratio                                   6.2           6.0           6.2
- ----------------------------------------------------------------------------------------------------------------

AVERAGE BALANCES
   Debt investment securities (e)             $  25,880     $  20,659     $  24,298      $  25,096     $  21,684
   Loans                                         28,514        24,639        27,326         27,920        24,156
   Total interest-earning assets                167,087       128,235       162,606        164,854       132,169
   Total assets                                 209,691       174,502       204,836        207,284       175,095
   Total interest-bearing liabilities           158,123       124,177       154,804        156,448       126,714
   Total liabilities                            198,807       164,753       194,160        196,504       165,437
   Common stockholders' equity                   10,190         9,255        10,065         10,127         9,164
   Total stockholders' equity                    10,884         9,749        10,676         10,780         9,658

Net interest earnings (fully taxable basis)         419           535           418            837         1,064
Net yield on interest-earning assets               1.01 %        1.67 %        1.03 %         1.02 %        1.62 %
- ------------------------------------------------------------------------------------------------------------------

Employees at period-end                          15,391        16,267        15,431
- ----------------------------------------------------------------------------------------------------------------

(a) Earnings per share amounts represent both primary and fully diluted earnings per share, except for the six months ended June 30, 1996 and 1995. Fully diluted earnings per share were $4.27 and $2.81 for the six months ended June 30, 1996 and 1995, respectively.

(b) Excluding the impact of SFAS No. 115, book value per common share would have been $50.54, $45.78, and $49.18 for the three months ended June 30, 1996, June 30, 1995, and March 31, 1996, respectively.

(c) Excluding the impact of SFAS No. 115, the annualized rate of return on average common stockholders' equity would have been 17.8%, 14.1%, and 18.1% for the three months ended June 30, 1996, June 30, 1995, and March 31, 1996, respectively, and 18.0% and 12.9% for the six months ended June 30, 1996 and 1995, respectively.

(d) In accordance with Federal Reserve Board guidelines, these ratios exclude the equity, assets and off-balance-sheet exposures of J.P. Morgan Securities, Inc. and the effect of SFAS No. 115. Risk-based capital ratios for June 30, 1996, are estimates.

(e) Average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated

In millions, except per share data

                                                                               Three months ended
                                                ---------------------------------------------------------------------------------
                                                          June 30         June 30       Increase/        March 31       Increase/
                                                             1996            1995      (Decrease)            1996      (Decrease)
                                                ---------------------------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                                           $2,559          $2,405            $154          $2,554           $   5
Interest expense                                            2,162           1,897             265           2,158               4
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest revenue                                          397             508            (111)            396               1


NONINTEREST REVENUE
Trading revenue                                               697             305             392             758             (61)
Investment banking revenue                                    210             117              93             201               9
Credit-related fees                                            38              41              (3)             38               -
Investment management fees                                    172             138              34             157              15
Operational service fees                                      104             140             (36)            113              (9)
Net investment securities gains (losses)                      (51)             33             (84)             12             (63)
Other revenue                                                 194             167              27              65             129
- ---------------------------------------------------------------------------------------------------------------------------------
Total noninterest revenue                                   1,364             941             423           1,344              20

Total revenue                                               1,761           1,449             312           1,740              21

OPERATING EXPENSES
Employee compensation and benefits                            737             616             121             730               7
Net occupancy                                                  76              79              (3)             73               3
Technology and communications                                 158             165              (7)            158               -
Other expenses                                                133             124               9             124               9
- ---------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                    1,104             984             120           1,085              19

Income before income taxes                                    657             465             192             655               2
Income taxes                                                  217             150              67             216               1
- ---------------------------------------------------------------------------------------------------------------------------------
Net income                                                    440             315             125             439               1

PER COMMON SHARE
Net income (a)                                              $2.14           $1.56           $0.58           $2.13           $0.01
Dividends declared                                           0.81            0.75            0.06            0.81               -
- ---------------------------------------------------------------------------------------------------------------------------------


(a) Earnings per share amounts represent both primary and fully diluted earnings per share.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated

In millions, except per share data

                                                                        Six months ended
                                                     ---------------------------------------------------
                                                               June 30          June 30        Increase/
                                                                  1996             1995       (Decrease)
                                                     ---------------------------------------------------
NET INTEREST REVENUE
Interest revenue                                                $5,113           $4,875             $238
Interest expense                                                 4,320            3,867              453
- --------------------------------------------------------------------------------------------------------
Net interest revenue                                               793            1,008             (215)


NONINTEREST REVENUE
Trading revenue                                                  1,455              608              847
Investment banking revenue                                         411              231              180
Credit-related fees                                                 76               84               (8)
Investment management fees                                         329              268               61
Operational service fees                                           217              280              (63)
Net investment securities gains (losses)                           (39)              42              (81)
Other revenue                                                      259              316              (57)
- --------------------------------------------------------------------------------------------------------
Total noninterest revenue                                        2,708            1,829              879

Total revenue                                                    3,501            2,837              664

OPERATING EXPENSES
Employee compensation and benefits                               1,467            1,242              225
Net occupancy                                                      149              159              (10)
Technology and communications                                      316              337              (21)
Other expenses                                                     257              248                9
- --------------------------------------------------------------------------------------------------------
Total operating expenses                                         2,189            1,986              203

Income before income taxes                                       1,312              851              461
Income taxes                                                       433              281              152
- --------------------------------------------------------------------------------------------------------
Net income                                                         879              570              309

PER COMMON SHARE
Net income (a)                                                   $4.28            $2.83            $1.45
Dividends declared                                                1.62             1.50             0.12
- --------------------------------------------------------------------------------------------------------

(a) See Financial summary for per common share data assuming full dilution.

CONSOLIDATED BALANCE SHEET
J.P. Morgan & Co. Incorporated

Dollars in millions                                                            June 30          March 31     December 31
                                                                                  1996              1996            1995
                                                                            --------------------------------------------
ASSETS
Cash and due from banks                                                        $   651           $   732         $ 1,535
Interest-earning deposits with banks                                             1,427             1,183           1,986
Debt investment securities available for sale carried at fair value
 (Cost:  $22,486 at June 1996, $27,115 at March 1996, and $24,154
 at December 1995)                                                              22,712            27,446          24,638
Trading account assets                                                          69,375            69,844          69,408
Securities purchased under agreements to resell ( $36,488 at June 1996,
 $39,683 at March 1996, and $32,157 at December 1995) and federal funds sold    36,544            39,692          32,157
Securities borrowed                                                             25,620            22,901          19,830
Loans                                                                           29,588            28,645          23,453
Less:  allowance for credit losses                                               1,125             1,117           1,130
- ------------------------------------------------------------------------------------------------------------------------
Net loans                                                                       28,463            27,528          22,323
Customers' acceptance liability                                                    236               339             237
Accrued interest and accounts receivable                                         3,738             4,766           3,539
Premises and equipment                                                           3,387             3,354           3,339
Less:  accumulated depreciation                                                  1,492             1,445           1,412
- ------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                      1,895             1,909           1,927
Other assets                                                                     8,104             8,407           7,299
- ------------------------------------------------------------------------------------------------------------------------

Total assets                                                                   198,765           204,747         184,879
- ------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                        1,906             2,784           3,287
   In offices outside the U.S.                                                     750               677             744
Interest-bearing deposits:
   In offices in the U.S.                                                        2,498             1,765           2,003
   In offices outside the U.S.                                                  43,303            44,978          40,404
- ------------------------------------------------------------------------------------------------------------------------
Total deposits                                                                  48,457            50,204          46,438
Trading account liabilities                                                     44,267            46,766          45,289
Securities sold under agreements to repurchase ( $51,604 at June 1996,
 $55,952 at March 1996, and $40,803 at December 1995) and federal funds
 purchased                                                                      55,114            58,765          45,099
Commercial paper                                                                 5,102             4,229           2,801
Other liabilities for borrowed money                                            16,510            15,659          15,129
Accounts payable and accrued expenses                                            6,159             7,265           5,643
Liability on acceptances                                                           236               339             237
Long-term debt not qualifying as risk-based capital                              6,109             5,710           5,737
Other liabilities                                                                2,047             1,272           4,465
- ------------------------------------------------------------------------------------------------------------------------
                                                                               184,001           190,209         170,838
Long-term debt qualifying as risk-based capital                                  3,733             3,691           3,590
- ------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                              187,734           193,900         174,428

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares: 10,400,000 at June 1996 and
  March 1996, and 10,000,000 at December 1995):
   Adjustable rate cumulative preferred stock, $100 par value (issued
    and outstanding: 2,444,300)                                                    244               244             244
   Variable cumulative preferred stock, $1,000 par value (issued and
    outstanding: 250,000)                                                          250               250             250
   Fixed cumulative preferred stock, $500 par value (issued and
    outstanding: 400,000)                                                          200               200              --
Common stock, $2.50 par value (authorized shares: 500,000,000;
 issued: 200,683,373 at June 1996, 200,682,873 at March 1996, and
 200,678,373 at December 1995)                                                     502               502             502
Capital surplus                                                                  1,435             1,432           1,430
Retained earnings                                                                8,281             8,006           7,731
Net unrealized gains on investment securities, net of taxes                        367               470             566
Other                                                                              686               593             552
- ------------------------------------------------------------------------------------------------------------------------
                                                                                11,965            11,697          11,275
Less: treasury stock (14,083,799 shares at June 1996, 13,382,388 shares
 at March 1996 and 13,562,755 shares at December 1995) at cost                     934               850             824
- ------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                      11,031            10,847          10,451
- ------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                     198,765           204,747         184,879
- ------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CONDITION
Morgan Guaranty Trust Company of New York

Dollars in millions                                                                             June 30      December 31
                                                                                                   1996             1995
                                                                                       ---------------------------------
ASSETS
Cash and due from banks                                                                        $    659         $  1,429
Interest-earning deposits with banks                                                              1,428            1,995
Debt investment securities available for sale carried at fair value                              17,824           23,767
Trading account assets                                                                           55,999           55,373
Securities purchased under agreements to resell and federal
   funds sold                                                                                    23,613           20,996
Loans                                                                                            29,437           23,319
Less: allowance for credit losses                                                                 1,125            1,129
- ------------------------------------------------------------------------------------------------------------------------

Net loans                                                                                        28,312           22,190
Customers' acceptance liability                                                                     236              237
Accrued interest and accounts receivable                                                          3,651            3,420
Premises and equipment                                                                            2,999            2,967
Less: accumulated depreciation                                                                    1,294            1,232
- ------------------------------------------------------------------------------------------------------------------------

Premises and equipment, net                                                                       1,705            1,735
Other assets                                                                                      5,061            4,571
- ------------------------------------------------------------------------------------------------------------------------

Total assets                                                                                    138,488          135,713
- ------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                                         1,908            3,275
   In offices outside the U.S.                                                                      788              839
Interest-bearing deposits:
   In offices in the U.S.                                                                         2,510            1,975
   In offices outside the U.S.                                                                   43,670           40,985
- ------------------------------------------------------------------------------------------------------------------------

Total deposits                                                                                   48,876           47,074
Trading account liabilities                                                                      39,240           39,197
Securities sold under agreements to repurchase and federal
   funds purchased                                                                               18,456           20,274
Other liabilities for borrowed money                                                             10,606            8,509
Accounts payable and accrued expenses                                                             4,346            4,187
Liability on acceptances                                                                            236              237
Long-term debt not qualifying as risk-based capital                                               2,809            2,786
Other liabilities                                                                                 1,974            3,324
- ------------------------------------------------------------------------------------------------------------------------
                                                                                                126,543          125,588
Long-term debt qualifying as risk-based capital                                                   2,596            1,659
- ------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                               129,139          127,247

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value (authorized shares: 2,500,000)                                        -                -
   Common stock, $25 par value (authorized shares: 11,000,000;
   outstanding: 10,599,027 at June 1996, and authorized and
   outstanding: 10,000,000 at December 1995)                                                        265              250
Surplus                                                                                           3,155            2,820
Undivided profits                                                                                 5,797            5,136
Net unrealized gains on investment securities, net of taxes                                         135              264
Foreign currency translation                                                                         (3)              (4)
- ------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                        9,349            8,466
- ------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                                      138,488          135,713
- ------------------------------------------------------------------------------------------------------------------------

Prior period balances were restated to reflect the merger of J.P. Morgan Delaware with Morgan Guaranty Trust Company effective June 1996.

Member of the Federal Reserve System and the Federal Deposit Insurance Corporation.

COMBINED TRADING AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated

Dollars in millions





                               Fixed                           Foreign                         Proprietary
                              Income          Equities        Exchange        Commodities         Unit           Total
- --------------------------------------------------------------------------------------------------------------------------
Second Quarter 1996
Trading revenue                     $331             $124            $109               $5             $128           $697
Net interest revenue*                 54               (9)              5               (5)              (3)            42
- --------------------------------------------------------------------------------------------------------------------------
Combined total                       385              115             114                -              125            739

- --------------------------------------------------------------------------------------------------------------------------
Second Quarter 1995
Trading revenue                       96               96              62               12               39            305
Net interest revenue                  56              (40)              3               (1)              10             28
- --------------------------------------------------------------------------------------------------------------------------
Combined total                       152               56              65               11               49            333

- --------------------------------------------------------------------------------------------------------------------------
Six Months 1996
Trading revenue                      864              218             177               39              157          1,455
Net interest revenue*                123              (52)             10               (7)              (2)            72
- --------------------------------------------------------------------------------------------------------------------------
Combined total                       987              166             187               32              155          1,527

- --------------------------------------------------------------------------------------------------------------------------
Six Months 1995
Trading revenue                      153              138             164               31              122            608
Net interest revenue                 122              (57)              7                2               15             89
- --------------------------------------------------------------------------------------------------------------------------
Combined total                       275               81             171               33              137            697

* Estimated

ASSET QUALITY
J.P. Morgan & Co. Incorporated


NONPERFORMING ASSETS

                                        June 30     March 31   December 31     June 30
Dollars in millions                        1996         1996         1995         1995
                                     ----------   ----------   -----------  ----------
Impaired loans:
   Commercial and industrial               $ 96         $110         $ 67         $127
   Other                                     36           42           48           56
- --------------------------------------------------------------------------------------
                                            132          152          115          183

Restructuring countries                       2            4            2            3
- --------------------------------------------------------------------------------------

Total impaired loans                        134          156          117          186

Other nonperforming assets                    -            -            1            1
- --------------------------------------------------------------------------------------

Total nonperforming assets                  134          156          118          187
- --------------------------------------------------------------------------------------





ALLOWANCE FOR CREDIT LOSSES

                                        June 30     March 31   December 31     June 30
Dollars in millions                        1996         1996         1995         1995
                                     ----------   ----------   -----------  ----------
Allowance for credit losses              $1,125       $1,117       $1,130       $1,132
- --------------------------------------------------------------------------------------

                                          Second Quarter             Six Months
                                     -----------------------   -----------------------
                                           1996         1995         1996         1995
                                     ----------   ----------   -----------  ----------
Charge-offs:
   Commercial and industrial                ($1)        ($14)        ($16)        ($20)
   Other                                      -           (4)          (3)          (6)
Recoveries                                    9           18           14           27
- --------------------------------------------------------------------------------------